As filed with the U.S. Securities and Exchange Commission on April 30, 2025

Registration No. 333-286651

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Lucas GC Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 5A01, 4th Floor

Air China Building, Xiaoyun Road

Sanyuanqiao, Chaoyang District

Beijing 100027, China

+86 18500976532

(Address and telephone number of Registrant’s principal executive office)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(800) 221-0102

(Name, address and telephone number of agent for service)

Copies to:

Yang Ge, Esq.

DLA Piper UK LLP

20th Floor, South Tower, Kerry Center

No. 1 Guanghua Road, Chaoyang District

Beijing, China 100020

Tel: +86-10-8520-0616

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this registration statement.

If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) wider the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)	Dated April 30, 2025

Lucas GC Limited

US$100,000,000

Ordinary Shares

Preferred Shares

Warrants

Debt Securities

Subscription Rights

Units

We may from time to time offer, issue and sell up to US$100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies, of our ordinary shares, par value US$0.000005 per share, preferred shares, warrants to purchase ordinary shares, debt securities, subscription rights and a combination of such securities, separately or as units, in one or more offerings. We refer to our ordinary shares, preferred shares, warrants, debt securities, subscription rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may add, update or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our outstanding ordinary shares held by non-affiliates remains below $75,000,000. The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates is US$6,121,466 based on the closing price of US$0.37 per share on April 17, 2025 and 16,544,504 ordinary shares held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Our ordinary shares are listed on the Nasdaq Capital Market, or NASDAQ, under the symbol “LGCL.”

We concurrently filed a registration statement on Form F-1 (File No. 333-286650), on the date of this prospectus, in connection with an offering of up to US$8 million of our ordinary shares, par value US$0.000005 per share. As a result, you will experience an immediate and substantial dilution in your investment in our securities in this offering. For details, see “Risk Factors—Risks Relating to This Offering—You will experience dilution as a result of our concurrent and/or future equity offerings.”

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. federal securities laws, and, as such are eligible for certain reduced public company reporting requirements. See the section titled “Our Company—Implications of Being an Emerging Growth Company” and “Our Company—Implications of Being a Foreign Private Issuer” for additional information.

Investing in these securities involves a high degree of risk. Furthermore, investors should be aware that there are various other risks relating to the securities, the issuer and its subsidiaries, their business and their jurisdictions of operations which investors should familiarize themselves with before making an investment in the securities. Please carefully consider the risks discussed under “Risk Factors” in this prospectus beginning on page 12, in any accompanying prospectus supplement or in our reports filed with the Securities and Exchange Commission that are incorporated by reference in this prospectus before making a decision to invest in our securities.

We may offer and sell the securities from time to time at fixed prices, at market prices or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our ordinary shares may be prohibited to trade on a national exchange or in the over-the-counter trading market in the United States under the Holding Foreign Companies Accountable Act, or HFCA Act, if the Public Company Accounting Oversight Board (United States), or the PCAOB, determines that it cannot inspect or fully investigate our auditors for two consecutive years beginning in 2021. On May 20, 2020, the U.S. Senate passed the HFCA Act, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. On March 28, 2021, the SEC issued interim measures implementing the HFCA Act which became effective on May 5, 2021. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, or Accelerating HFCA Act, which, if passed by the U.S. House of Representatives and signed into law, would decrease the number of non-inspection years for foreign companies to comply with PCAOB audits from three to two, thus reducing the time period before their securities may be prohibited from trading or delisted. On December 2, 2021, the SEC adopted final amendments implementing the submission and disclosure requirements outlined in the HFCA Act, which went into effect on January 10, 2022. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC authorities in those jurisdictions. Although the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission and the PRC Ministry of Finance on August 26, 2022, it is only the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely and the PCAOB will reassess its determinations by the end of 2022 and determine whether it is able to inspect and investigate completely audit firms based in mainland China and Hong Kong by then. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered accounting firms. Our current auditor, Enrome LLP (“Enrome”), the independent registered public accounting firm, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Enrome is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis and PCAOB can inspect Enrome. As of the date of this prospectus, Enrome is not among the firms listed on the PCAOB Determinations issued in December 2021. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCA Act following our filing of an annual report on Form 20-F for the relevant fiscal year. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC by then, we may be identified as a Commission-Identified Issuer following our filing of an annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ordinary shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—The PCAOB had historically been unable to inspect auditors in mainland China and Hong Kong in relation to their audit work. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in these jurisdictions and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report by then, our ordinary shares may be prohibited from trading in the United States under the HFCA Act, and such delisting or the threat of delisting may materially and adversely affect the value of your investment” in our annual report on Form 20-F for the year ended December 31, 2024, or the FY2024 Form 20-F, which is incorporated by reference in this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2025.

You should rely only on the information contained or incorporated by reference into this prospectus, in the applicable prospectus supplement or in any free writing prospectus filed by us with the U.S. Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained or incorporated by reference into this prospectus and any prospectus supplement or in any free writing prospectus is accurate as of any date other than the respective dates thereof. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are not making an offer to sell the securities or soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using this shelf registration statement, we may, from time to time, sell any of our securities to the extent permitted in this prospectus and the applicable prospectus supplement in one or more offerings on a continuous or delayed basis. This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus or, if applicable, any other offering materials we may provide you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not, and any underwriter or agent will not, make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement or any other offering materials is accurate only as of the date on their respective cover, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement is accurate only as of the date that document was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

In addition, this prospectus and any accompanying prospectus supplement do not contain all the information set forth in the registration statement, including exhibits, that we have filed with the SEC on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act. We have filed certain of these documents as exhibits to our registration statement and we refer you to those documents. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

In this prospectus, unless otherwise indicated or the context otherwise requires,

●	“Company,” “our company,” “we,” “us,” “our” or similar terms refer to Lucas GC Limited, a Cayman Islands exempted company, including its consolidated subsidiaries, unless the context otherwise indicates;

●	“Companies Act” means the Companies Act (As Revised) of the Cayman Islands;

●	“China” or the “PRC”, in each case, refers to the People’s Republic of China. The term “Chinese” has a correlative meaning for the purpose of this prospectus. When used in the case of laws and regulations of “China” or “the PRC”, it refers to only such laws and regulations of mainland China;.

●	“Hong Kong” refers to the Hong Kong Special Administrative Region in the PRC;

●	“ordinary shares” or “shares” refers to our ordinary shares, par value US$0.000005 per share;

●	“RMB” and “Renminbi” refer to the legal currency of mainland China;

●	“SEC” refers to the Securities and Exchange Commission;

●	“share capital” or similar expressions include a reference to shares in a company that does not have a share capital under its governing law, but which is authorized to issue a maximum or unlimited number of shares.

●	“US$” and “U.S. dollars” refer to the legal currency of the United States.

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their option to purchase additional shares.

Our reporting currency is RMB. This prospectus contains translations from RMB to U.S. dollars solely for the convenience of the reader. Unless otherwise stated, the translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus were made at an exchange rate of US$1.00 to RMB7.2993 on December 31, 2024, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or RMB, as the case may be, at any particular rate or at all.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed by us with the SEC. Any information referenced this way is considered part of this prospectus, and any information that we file after the date of this prospectus with the SEC will automatically update and supersede this information.

We incorporate by reference into this prospectus the following documents:

●	Our annual report on Form 20-F for the year ended December 31, 2024, filed with the SEC on March 31, 2025 (File No. 001-41658);

●	The description of our ordinary shares contained in our registration statement on Form 8-A (File No. 001-41658), initially filed with the SEC on March 22, 2023, and amendment filed on October 27, 2023, and any amendment or report filed for the purpose of updating such description;

●	Any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	Any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of this offering of securities, that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Lucas GC Limited

Room 5A01, 4th Floor

Air China Building, Xiaoyun Road

Sanyuanqiao, Chaoyang District

Beijing 100027, China

+86 18500976532

Attention: Investor Relations

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that represent our beliefs, projections and predictions about future events. Our forward-looking statements relate to events that involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “should,” “could,” “would,” “predict,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions, although not all forward-looking statement contain these words. Forward-looking statements include, but are not limited to, statements relating to:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the expected growth of the services for professionals industry in China;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our bases of customers;

●	our plans to invest in our products and services;

●	competition in our industries;

●	developments in government policies and regulations relating to our industry;

●	assumptions underlying or related to any of the foregoing; and

●	all other risks and uncertainties described in “Item 3. Key Information—D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our FY2024 Form 20-F.

We would like to caution you not to place undue reliance on forward-looking statements and you should read these statements in conjunction with the risk factors disclosed herein, in the documents incorporated by reference herein or in any applicable prospectus supplement for a more complete discussion of the risks of an investment in our securities. Those risks are not exhaustive. We operate in an emerging and evolving environment. New risk factors emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law. You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

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OUR COMPANY

Overview

We are the largest technology-driven online agent-centric human capital management service provider targeting professionals based on Platform-as-a-Service, or PaaS, in China in terms of the number of active users in the human resources industry as of June 30, 2022 and total net revenues for the year ended December 31, 2021. As a company empowered by artificial intelligence, or AI, data analytics, and blockchain technologies, we are committed to digitalizing and intellectualizing the entire human capital management process. We provide a platform to support trusted private social networks of professionals, through which we provide services consisting of recruitment services, outsourcing services, and other services such as information technology services and training services. Our users are primarily professionals who work in human resources related functions. Our corporate customers are corporations with recruitment, training, sales leads generation and outsourcing demands. As of December 31, 2022, 2023 and 2024, we had approximately 431,220, 638,020 and 780,320 active registered users, respectively. Through our proprietary platforms, Star Career and Columbus, the active users will receive customized job recommendations and work as talent scouts to source suitable candidates for our corporate customers through their own trusted private social network, as well as receive trainings and other value-added services.

Our proprietary human capital management PaaS is developed based on patented, novel, and advanced AI and machine-learning algorithms which are based on unparalleled access to big data assets that can derive actionable insights and knowledge for recruitment and other services such as training. In order to upgrade themselves with knowledge in human resources and basic labor law and financial skills, users on our platform are able to receive trainings and obtain the Certified Career Resources Planner Certificate, or CCRP Certificate, which will certify the user’s possession of fundamental knowledge in human resources, labor law and finance.

For the years ended December 31, 2022, 2023 and 2024, our total revenue amounted to RMB766.6 million, RMB1,474.0 million and RMB1,063.4 million (US$145.7 million), respectively, representing an increase of 92.3% and a decrease of 27.9%, respectively. For the years ended December 31, 2022, 2023 and 2024, our gross profit amounted to RMB215.2 million, RMB418.6 million and RMB357.4 million (US$49.0 million), respectively, representing an increase of 94.5% and a decrease of 14.6%, respectively.

Our Corporate Structure

We were incorporated in the Cayman Islands as an exempted company with liability limited by shares, structured as a holding company. We conduct a substantial majority of our operations through our operating subsidiaries in China. Our registered office is located at ICS Corporate Services (Cayman) Limited, Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

On May 17, 2011, we established Lucas Group China Limited, formerly known as Luokeshi Management Consulting Co., Ltd. in Beijing, and commenced our business operations. In April 2016 and May 2016, the Hohhot branch and the Guangzhou branch of Lucas Group China Limited were established, respectively, to expand our business, and research and development. On August 15, 2022, we incorporated Lucas Star Group Limited under the laws of the Cayman Islands as our offshore holding company to facilitate offshore financing, and later renamed it as Lucas GC Limited on October 14, 2022. On August 4, 2022, we established Lucas Star Holding Limited, our wholly owned BVI subsidiary and on October 21, 2022, we established Lucas Star Global Limited, the wholly owned Hong Kong subsidiary of Lucas Star Holding Limited.

In March 2024, we completed our initial public offering and listed our ordinary shares on the Nasdaq Capital Market under the symbol “LGCL.” We raised approximately US$4.0 million of net proceeds from the initial public offering after deducting underwriting discounts, commissions and expenses.

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The following diagram illustrates our corporate structure as of the date of this prospectus:

(1)	Our founder, chairman of the Board and CEO, Mr. Howard Lee, owns approximately 61.1% equity interest in our Company through his wholly owned company, HTL Lucky Holding Limited, as of the date of this prospectus. 51job, Inc. owns approximately 18.2% equity interest in our Company and MLT Holding Limited owns approximately 7.1% equity interest in our Company as of the date of this prospectus.

(2)	The English names of our PRC business entities are directly translated from Chinese and may be different from their names shown on their respective records filed with relevant PRC authorities.

The Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. Pursuant to the HFCA Act, if the Securities and Exchange Commission, or the SEC, determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the Public Company Accounting Oversight Board, or the PCAOB, for two consecutive years, the SEC will prohibit our ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms.

Our current auditor, Enrome LLP (“Enrome”), the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Enrome is headquartered in Singapore, and is subject to inspection by the PCAOB on a regular basis and PCAOB can inspect Enrome. As of the date of this prospectus, Enrome is not among the firms listed on the PCAOB Determinations issued in December 2021. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future and states that it has already made plans to resume regular inspections in early 2023 and beyond. For this reason, we do not expect to be identified as a Commission-Identified Issuer under the HFCA Act following our filing of an annual report on Form 20-F for the relevant fiscal year. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC by then, we may be identified as a Commission-Identified Issuer following our filing of an annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading under the HFCA Act. If our ordinary shares are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our shares will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our ordinary shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects. For details, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—The PCAOB had historically been unable to inspect auditors in mainland China and Hong Kong in relation to their audit work. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in these jurisdictions and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report by then, our ordinary shares may be prohibited from trading in the United States under the HFCA Act, and such delisting or the threat of delisting may materially and adversely affect the value of your investment” in our FY2024 Form 20-F.

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Summary of Risks Affecting Our Company

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information—D. Risk Factors” in our FY2024 Form 20-F, which is incorporated herein by reference.

Risks Related to Our Business and Industry

●	We have a limited operating history under our current platforms and business model, which makes it difficult to evaluate our business and prospects, and any future changes to our business model could materially and adversely affect our business, financial condition and results of operations.

●	Our growth depends on our ability to attract and retain a large number of users, and the loss of our users, or failure to attract new users, could materially and adversely affect our business.

●	Because a substantial portion of the services we offer are recruitment services, if we fail to attract more corporate customers to our platforms, or if corporate customers decide to purchase less of our recruitment services for any reason, our revenues may stagnate or decline, and our business and prospects may be materially and adversely affected.

●	Because a significant portion of the services we offer are outsourcing services, a decline in the demand or the market for outsourcing services could materially and adversely affect our business, prospects, financial condition and results of operations.

●	Volatility in the financial and economic environment in the markets where we have operations could harm our business.

●	If the market for freelancers and the services they offer is not sustained or develops more slowly than we expect, our growth may slow or stall.

●	We face significant competition, which may cause us to suffer from a weakened market position that could materially and adversely affect our results of operations.

●	Our historical revenue growth should not be considered indicative of our future performance.

●	We have incurred negative cash flows in operating activities in the past and may incur operating losses in the future and may not maintain profitability.

●	We depend on a limited number of customers for a significant portion of our revenues and the loss of one or more of these customers could adversely affect our business, financial condition, and results of operations.

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●	We may fail to successfully enter necessary or desirable strategic alliances or make acquisitions or investments, and we may not be able to achieve the anticipated benefits from these alliances, acquisitions or investments we make.

●	If we fail to maintain and improve the quality of our PaaS platforms, we may not be able to attract and retain users and corporate customers.

●	If our technology capabilities in AI, data analytics and blockchain fail to yield satisfactory results or fail to improve, our platforms may not be able to effectively match our users with suitable positions from corporate customers or to optimally recommend positions for our users, and our user growth, retention, results of operations and business prospects may suffer consequently.

●	Our users may engage in intentional or negligent misconduct or other improper activities on our platforms or otherwise misuse our platforms, which may damage our brand image and reputation, our business and our results of operations.

●	If we fail to maintain and enhance our brand, our business, results of operations and prospects may be materially and adversely affected.

●	Our platforms contain open-source software components, and failure to comply with the terms of the underlying licenses could restrict our ability to market or operate our platforms.

●	If we are unable to protect our users’ personal information, we could be exposed to data loss, litigation, and liability, and our reputation could be significantly harmed.

●	We are subject to a variety of laws and regulations regarding cybersecurity and data protection, and any failure to comply with applicable laws and regulations, including improper use or appropriation of personal information provided directly or indirectly by our customers or end users, could have a material adverse effect on our business, financial condition and results of operations.

●	We are subject to risks relating to our leased properties.

●	Any lack of requisite approvals, licenses or permits applicable to our business operation may have a material and adverse impact on our business, financial condition and results of operations.

●	There could be adverse legal, tax, and other consequences if users on our platforms were to be classified as our employees or dispatched employees instead of independent contractors.

●	Changes in laws and regulations related to the internet and fixed telecommunications or changes in the internet infrastructure and fixed telecommunications networks itself may diminish the demand for our services, and could have a negative impact on our business.

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

●	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

Risks Related to Doing Business in China

●	Change in China’s economic, political or social conditions, laws, regulations or governmental policies could have a material adverse effect on our business, financial conditions and results of operations.

●	Uncertainties with respect to the PRC legal system, including uncertainties regarding the interpretation and enforcement of laws, and sudden or unexpected changes of PRC laws and regulations with little advance notice could adversely affect us and limit the legal protections available to you and us, and the Chinese government may exert more oversight and control over offerings that are conducted overseas, which changes could materially hinder our ability to continue to offer our securities, and cause the value of our securities to significantly decline or become worthless.

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●	The Chinese government has substantial oversight and influence over the manner in which we must conduct our business and may intervene or influence our operations at any time, which actions could impact our operations materially and adversely, and significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

●	The PCAOB had historically been unable to inspect auditors in mainland China and Hong Kong in relation to their audit work. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in these jurisdictions and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report by then, our ordinary shares may be prohibited from trading in the United States under the HFCA Act, and such delisting or the threat of delisting may materially and adversely affect the value of your investment.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the annual report based on foreign laws.

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this annual report based on Hong Kong laws.

●	It may be difficult for overseas regulators to conduct investigations or collect evidence within China.

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within Hong Kong.

●	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

●	The M&A Rules and certain other PRC regulations may make it more difficult for us to pursue growth through acquisitions.

Risks Related to this Offering and Our Ordinary Shares

●	If we fail to comply with the continued listing requirements of Nasdaq, we would face possible delisting, which would result in a limited public market for our ordinary shares and make obtaining future debt or equity financing more difficult for us.

●	The trading price of our ordinary shares is likely to be volatile, which could result in substantial losses to investors.

●	If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

●	The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

●	We cannot guarantee that any share repurchase program will be fully consummated or that any share repurchase program will enhance long-term shareholder value, and share repurchases could increase the volatility of the price of our ordinary shares and could diminish our cash reserves.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our ordinary shares for return on your investment.

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year, which could subject U.S. investors in our ordinary shares or ordinary shares to significant adverse U.S. federal income tax consequences.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

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●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	We are an emerging growth company and the reduced disclosure requirements applicable to emerging growth companies may make our ordinary shares less attractive to investors.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

PRC Approvals

We are not a Chinese operating company but a Cayman Islands holding company with operations mainly conducted by our subsidiaries based in China. Investors in our securities are purchasing equity interest in Lucas GC Limited, a holding company incorporated in the Cayman Islands with business operations in China and therefore, investors may never hold equity interests in our Chinese operating entities. We primarily conduct our business through Qingdao Luogaoshi Consulting Co., Ltd., a wholly owned subsidiary of Lucas GC Limited, and its subsidiaries based in the PRC. This operating structure may involve unique risks to investors. Under relevant PRC laws and regulations, foreign investors are permitted to own 100% of the equity interests in a PRC-incorporated company engaged in the business of providing services for professionals. However, the PRC government may implement changes to the existing laws and regulations in the future, which may result in the prohibition or restriction of foreign investors from owning equity interests in our PRC operating subsidiaries. There are significant legal and operational risks associated with being based in or having the substantial majority of operations in China, including those changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or U.S. regulations, all of which may materially and adversely affect our business, financial condition and results of operations. Any such changes could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors, and could cause the value of our securities to significantly decline or become worthless. The PRC government has significant authority to exert influence on the ability of a company with operations in China to conduct business. The PRC government has initiated a series of regulatory actions and has made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement and data privacy protection. As of the date of this prospectus, as advised by our PRC legal adviser, Jingtian & Gongcheng, we do not believe that we are subject to (i) the cybersecurity review with the Cyberspace Administration of China, or CAC, as we do not qualify as a critical information infrastructure operator or an Internet platform operator that holds personal information of more than a million users, and our business does not involve data possessing that affects or may affect national security, implicates cybersecurity, or involves any type of restricted industry, pursuant to the 2022 Cybersecurity Review Measures (as defined elsewhere in this prospectus); or (ii) merger control review by China’s anti-monopoly enforcement agency due to the fact that we do not engage in monopolistic behaviors that are subject to these statements or regulatory actions. However, since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, and, if any, the potential impact such modified or new laws and regulations will have on our daily business operation, ability to accept foreign investments and listing of our securities on a U.S. or other foreign exchange.

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On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, which became effective on March 31, 2023. The Trial Measures regulate both direct and indirect overseas offering and listing by PRC domestic companies by adopting a filing-based regulatory regime. Pursuant to the Trial Measures, (i) an overseas offering and listing by a domestic company, whether directly or indirectly, shall be filed with the CSRC; and (ii) the issuer or its affiliated domestic company, as the case may be, shall file with the CSRC for its initial public offering, follow-on offering, issuance of convertible bonds, offshore relisting after go-private transactions and other equivalent offing activities in an overseas market. In addition, after a domestic company has offered and listed securities in an overseas market, it is required to file a report to the CSRC after the occurrence and public disclosure of certain material corporate events, including but not limited to, change of control and voluntary or mandatory delisting. On October 19, 2023, the CSRC published on the notification on our completion of the required filing procedures for our initial public offering and listing on the Nasdaq. As advised by our PRC legal adviser, Jingtian & Gongcheng, under the applicable laws of PRC, we are required to file with the CSRC for the follow-on offering within three business days from our completion of the offering. We may also be required to file with the CSRC in connection with any of our future offering and listing in an overseas market, including follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities. If we fail to complete such procedures for this offering as well as any future offshore offering or listing in an overseas market, including our follow-on offerings, issuance of convertible bonds, offshore relisting after going-private transactions, and other equivalent offering activities, we may face sanctions by the CSRC or other PRC regulatory authorities, which may include fines and penalties on us, restrictions on or delays to our financing transactions offshore, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Business and Industry—We are subject to a variety of laws and regulations regarding cybersecurity and data protection, and any failure to comply with applicable laws and regulations, including improper use or appropriation of personal information provided directly or indirectly by our customers or end users, could have a material adverse effect on our business, financial condition and results of operations” and “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—Under the PRC laws, the approval of and the filing with the CSRC or other PRC government authorities may be required in connection with this offering and any of our future offering and listing in an overseas market, and, if required, we cannot predict whether or for how long we will be able to obtain such approval or complete such filing” in our FY2024 Form 20-F.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We have elected to take advantage of such exemptions. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenue of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of the ordinary shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer Status

We are a foreign private issuer under the Exchange Act and are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the rules under the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

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●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

In this prospectus, we have taken advantage of certain of the reduced reporting requirements as a result of being an emerging growth company and a foreign private issuer. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

Corporate Information

We were incorporated in the Cayman Islands as an exempted company with liability limited by shares, structured as a holding company. Our registered office is located at ICS Corporate Services (Cayman) Limited, Palm Grove Unit 4, 265 Smith Road, George Town, P.O. Box 52A Edgewater Way, #1653, Grand Cayman KY1-9006, Cayman Islands.

Our principal executive offices of our operating subsidiaries are located at Room 5A01, 4th Floor, Air China Building, Xiaoyun Road, Sanyuanqiao, Chaoyang District, Beijing 100027, China. Our telephone number at this address is (86) 18500976532.

Our agent for service of process in the United States is Cogency Global Inc. located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive office. Our principal website is https://hunter.lucasgchr.com. The information contained on our website is not a part of this prospectus. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.

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RISK FACTORS

Investing in our securities involves a high degree of risk. The prospectus supplement and any related free writing prospectus applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 3. Key Information—D. Risk Factors” of our most recent annual report on Form 20-F and reports on Form 6-K we file after the date of this prospectus, that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Relating to This Offering

You may experience immediate and substantial dilution.

If you invest in our securities, your ownership interest will be diluted to the extent the price per share you pay in this offering is higher than the net tangible book value per share immediately after this offering. Our net tangible book value per ordinary share was US$0.45 as of December 31, 2024. The prices at which we sell our securities in this offering will vary and these variations may be significant. If the offering price per share in this offering exceeds the net tangible book value per share outstanding prior to this offering, investors will incur immediate and substantial dilution.

You will experience dilution as a result of our concurrent and/or future equity offerings.

To raise additional capital, we have concurrently filed a registration statement on Form F-1 (File No. 333-286650), on the date of this prospectus, in connection with an offering of up to US$8 million of our ordinary shares, par value US$0.000005 per share. As a result, you will experience an immediate and substantial dilution in your investment in our securities in this offering.

In addition, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds.”

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).

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DESCRIPTION OF SHARE CAPITAL

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association, as amended from time to time and the Companies Act, and the common law of the Cayman Islands.

The share capital of the Company consists of ordinary shares. As of the date of this prospectus, our authorized share capital is US$50,000 divided into 10,000,000,000 ordinary shares of par value US$0.000005 each. As of the date of this prospectus, 79,467,057 ordinary shares were issued and outstanding. The following are summaries of material provisions of our amended and restated memorandum and articles of association as currently in effect and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. All of our issued and outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Transfer Agent and Registrar. Our transfer agent and registrar for our ordinary shares is Vstock Transfer, LLC.

Dividends. The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Act and to our amended and restated memorandum and articles of association. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend shall exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights. Holders of our ordinary shares shall, at all times, vote together as one class on all matters submitted to a vote by our shareholders at any general meeting of our company. Each ordinary share shall be entitled to one (1) vote on all matters subject to a vote at general meetings of our company. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of the meeting or any shareholder present in person or by proxy.

General meetings of shareholders. A quorum required for a meeting of shareholders consists of at least one or more shareholders present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative, who hold in aggregate a majority of the votes attaching to all issued and outstanding shares of our company. We are not obliged by the Companies Act to call shareholders’ annual general meetings. Our amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. Extraordinary general meetings may be held at such times as may be determined by our board of directors and may be convened by a majority of our board of directors or the chairman of the board on its/his own initiative or on a requisition by shareholders holding in the aggregate 10% of all votes attaching to all issued and outstanding shares of the Company. Advance notice of at least seven (7) calendar days is required for the convening of our annual general meeting and other shareholders’ meetings. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast in a general meeting. A special resolution is required for important matters such as amendments to our memorandum and articles of association and a change of name. Holders of the ordinary shares may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amount than our existing shares, and canceling any unissued shares.

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Transfer of Shares. Subject to the restrictions of our amended and restated memorandum and articles of association set out below, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one Class of Shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; or (e) a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within three calendar months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 calendar days in any calendar year.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), if the assets available for distribution among the holders of ordinary shares shall be more than sufficient to repay the whole of the share capital, the surplus shall be distributed among the holders of the ordinary shares in proportion to the par value of the shares held by them subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets shall be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 calendar days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares. Subject to the provisions of the Companies Act, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner, as may be determined before the issue of such shares, either by our board of directors or by a special resolution of our shareholders. Our company may also repurchase any of our shares (including any redeemable shares) provided that the manner and terms of such repurchase have been approved by our board of directors or by ordinary resolution of our shareholders, or are otherwise authorized by our amended and restated memorandum and articles of association. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. Whenever the capital of our company is divided into different classes of shares, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied either with the written consent of the holders of a simple majority of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of a simple majority of the issued shares of that class.

Inspection of Books and Records. Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than our amended and restated memorandum and articles of association, special resolutions of our shareholders, and our register of mortgages and charges).

Changes in Capital. Our company may from time to time by ordinary resolution:

●	increase our share capital by new shares of such amount as we think expedient;

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●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of an amount smaller than that fixed by our amended and restated memorandum of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

●	cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

Subject to the Companies Act and our amended and restated memorandum and articles of association we may, by special resolution, reduce our share capital and any capital redemption reserve in any manner authorized by the Companies Act.

Issuance of Additional Shares. Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent there are available authorized but unissued shares, without the need for any approval or consent from our shareholders.

Our amended and restated memorandum and articles of association authorizes our board of directors, without the need for any approval or consent from our shareholders, to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	designation of the series;

●	the number of shares of the series;

●	the dividend rights, conversion rights and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

The issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of these preferred shares may dilute the voting power of holders of ordinary shares.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders; and

●	limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

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●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, together with a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each member, (ii) the number and category of shares held by a member, and (iii) whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. We will perform the procedure necessary to immediately update the register of members to record and give effect to any issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our company, the person or member aggrieved (or any member of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

17

DESCRIPTION OF PREFERRED SHARES

The particular terms of each issue or series of preferred shares will be described in the related prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the Company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause the Company to issue from time to time, out of the authorized share capital of the Company (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

18

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares. Warrants may be offered independently or together with ordinary shares offered by any prospectus supplement and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe in particular the terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of warrant and/or warrant agreement, which may include a form of warrant certificate, as applicable, that describes the terms of the particular series of warrants we may offer before the issuance of the related series of warrants. We may issue the warrants under a warrant agreement that we will enter into with a warrant agent to be selected by us. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. The following summary of material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the form of warrant and/or warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete form of warrant and/or the warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

●	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

●	the price at which the securities purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	the terms of any rights to redeem or call the warrants;

●	United States federal income tax consequences of holding or exercising the warrants, if material; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

Each warrant will entitle its holder to purchase the number of ordinary shares at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

We will specify the place or places where, and the manner in which, warrants may be exercised in the form of warrant, warrant agreement or warrant certificate and applicable prospectus supplement. Upon receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable upon such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Prior to the exercise of any warrants to purchase ordinary shares, holders of the warrants will not have any of the rights of holders of ordinary shares purchasable upon exercise, including the right to vote or to receive any payments of dividends or payments upon our liquidation, dissolution or winding up on the ordinary shares purchasable upon exercise, if any.

19

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities which may or may not be converted into our ordinary shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for ordinary shares will not have any rights of holders of ordinary shares, and will not be entitled to dividend payments, if any, or voting rights of the ordinary shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

20

DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary of certain provisions of the subscription rights does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the subscription rights that will be filed with the SEC in connection with the offering of such subscription rights.

General

We may issue subscription rights to purchase ordinary shares or other securities offered hereby. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed for after such subscription rights offering. In connection with a subscription rights offering to our shareholders, we will distribute certificates evidencing the subscription rights and a prospectus supplement to our shareholders on the record date that we set for receiving subscription rights in such subscription rights offering.

The applicable prospectus supplement will describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;

●	the securities for which such subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the extent to which such subscription rights are transferable;

●	if applicable, a discussion of the material Cayman Islands or United States federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right will entitle the holder of the subscription right to purchase for cash such amount of securities at such exercise price as shall be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void.

Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the ordinary shares purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

21

DESCRIPTION OF UNITS

The following summary of certain provisions of the units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate evidencing the units that will be filed with the SEC in connection with the offering of such units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

22

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

●	through agents;

●	to or through underwriters;

●	to or through broker-dealers (acting as agent or principal);

●	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;

●	directly to purchasers, through a specific bidding or auction process or otherwise; or

●	through a combination of any such methods of sale.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

●	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

●	the terms of the offering;

●	any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;

●	any over-allotment option under which any underwriters may purchase additional securities from us; and

●	any public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

●	transactions on the Nasdaq Stock Market or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in negotiated transactions;

●	under delayed delivery contracts or other contractual commitments; or

●	a combination of such methods of sale.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Material income tax consequences relating to the purchase, ownership and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in our FY2024 Form 20-F, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

23

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. Some of our executive officers are nationals or residents of jurisdictions other than the United States and some of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our legal adviser as to Cayman Islands law, and Jingtian & Gongcheng, our legal adviser as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	in original actions brought in each respective jurisdiction, impose liabilities against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Maples and Calder (Hong Kong) LLP has advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, a judgment obtained in such jurisdiction will be recognised and enforced in the courts of the Cayman Islands, at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) is final; (c) is not in respect of taxes, a fine or a penalty; (d) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Jingtian & Gongcheng, has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, our investors may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the U.S. can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the U.S. in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts.

Furthermore, foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the U.S. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the U.S. could be enforceable in Hong Kong.

24

EXPENSES RELATING TO THIS OFFERING

The following table sets forth the expenses (other than underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, if any) expected to be incurred by us in connection with a possible offering of securities registered under this registration statement. All amounts are estimated except for the SEC registration fee. Expenses of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

US$
SEC Registration Fee		$1,531
Printing and Engraving Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Miscellaneous		*
Total	$	*

* These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

25

LEGAL MATTERS

We are being represented by DLA Piper UK LLP with respect to certain legal matters as to United States federal securities and New York State law. The issuance of securities offered by this prospectus and certain legal matters relating to the offering as to Cayman Islands law will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Jingtian & Gongcheng.

EXPERTS

The consolidated financial statements of Lucas GC Limited, as of December 31, 2023, and each of the years in the two-year period ended December 31, 2023, incorporated in this prospectus by reference to the FY2024 Form 20-F, have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm. The consolidated financial statements of Lucas GC Limited, as of December 31, 2024, and of the year ended December 31, 2024, incorporated in this prospectus by reference to the FY2024 Form 20-F, have been so included in reliance on the report of Enrome LLP, an independent registered public accounting firm.

The registered business address of Marcum Asia CPAs LLP is 7 Penn Plaza, Suite 830, New York, New York. The registered business address of Enrome LLP is 143 Cecil Street #19-03/04, GB Building, Singapore 069542.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and Section 16 short swing profit reporting for our officers and directors and for holders of more than 10% of our ordinary shares. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website.

26

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our current memorandum and articles of association provide that each officer or director of our Company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the form of indemnification agreements, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS

See Exhibit Index beginning on page II-3 of this registration statement.

ITEM 10. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 8 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit No.	Description of document
1.1*	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form F-1 (File No. 333-270107), as amended, initially filed with the Securities and Exchange Commission on February 28, 2023)
4.1**	Registrant’s Specimen Certificate for Ordinary Shares (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 333-270107), initially filed with the Securities and Exchange Commission on March 22, 2023)
4.2*	Certificate of Designation for Preferred Shares
4.3*	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement
4.5*	Form of Debt Security
4.6*	Form of Subscription Rights Agreement (including subscription rights certificate)
4.7*	Specimen Unit Certificate
5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding validity of ordinary shares of Lucas GC Limited
5.2**	Opinion of Jingtian & Gongcheng regarding certain PRC law matters
8.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2**	Opinion of Jingtian & Gongcheng regarding certain PRC tax matters (included in Exhibit 5.2)
23.1**	Consent of Enrome LLP
23.2**	Consent of Marcum Asia CPAs LLP
23.3**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4**	Consent of Jingtian & Gongcheng
24.1**	Power of Attorney (included in signature page to the initial filing of this registration statement)
107**	Filing Fee Table

* To be filed, if applicable, by amendment, or as an exhibit to a report on Form 6-K and incorporated herein by reference.

** Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on April 30, 2025.

Lucas GC Limited

By:	/s/ Howard Lee
Name:	Howard Lee
Title:	CEO and Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mr. Howard Lee as attorneys-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission thereunder, in connection with the registration under the Securities Act of Ordinary Shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Howard Lee	Chief Executive Officer, Chairman of the Board of Directors	April 30, 2025
Name: Howard Lee	(principal executive officer)

*	Director	April 30, 2025
Name: Wang-chan Wong

*	Director	April 30, 2025
Name: Jeremy Wegerer

*	Director	April 30, 2025
Name: Michael Carter

*	Director	April 30, 2025
Name: Stanley Ho

*	Chief Financial Officer
Name: Brian Lin	(principal financial and accounting officer)	April 30, 2025

*
Name: Harry Tang	Chief Technology Officer	April 30, 2025

*By:	/s/ Howard Lee
Name:	Howard Lee
Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lucas GC Limited has signed this registration statement or amendment thereto in the City of New York, New York on April 30, 2025.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

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